                                                                      Exhibit 23









                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45673) pertaining to the American Greetings Retirement Profit Sharing and Savings Plan of American Greetings Corporation of our report dated June 24, 2002, with respect to the financial statements and supplemental schedule of the American Greetings Retirement Profit Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.




                                                 /s/ Ernst & Young LLP


Cleveland, Ohio
June 24, 2002